UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Company ☒
Filed by a Party other than the Company ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN TECHNOLOGIES GROUP, INC..
(Name of Company as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

AMERICAN TECHNOLOGIES GROUP, INC.
412 W Bolt St.
Ft. Worth, TX 76113

June __, 2008

Dear Stockholder:

On behalf of the board of directors and management, I am pleased to invite you to a special meeting of the stockholders of American Technologies Group, Inc. The meeting will be held on July __, 2008, at 10:00 a.m. New York City time at the offices of Durkin & Durkin, 1120 Bloomfield Avenue, West Caldwell, NJ 07007. A notice of meeting, proxy statement and proxy card are enclosed for your review.

I urge you to read the enclosed materials carefully and to complete, date, sign and mail promptly the proxy card enclosed with this letter to ensure that your vote will be counted.

The officers, directors and staff of American Technologies Group, Inc. sincerely appreciate your support.

Very truly yours,

/s/ Thomas E. Durkin, III
Thomas E. Durkin, III
President

AMERICAN TECHNOLOGIES GROUP, INC.

NOTICE OF SPECIAL MEETING

A special meeting of stockholders of American Technologies Group, Inc. (the “Company”) will be held at the offices of Durkin & Durkin, 1120 Bloomfield Avenue, West Caldwell, NJ on July __, 2008, at 10:00 a.m. New York City time. At the meeting, you will be asked to consider and act upon the following:

1.    A proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company, to a subsidiary of Laurus Master Fund.

2.    Other business if properly raised at the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June __, 2008, are entitled to notice of, and to vote at, the meeting.

/s/ Thomas E. Durkin, III
Thomas E. Durkin III
President

Fort Worth, Texas
June __, 2008

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING,
PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE
ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

AMERICAN TECHNOLOGIES GROUP, INC.
412 W Bolt St.
Ft. Worth, TX 76113

PROXY STATEMENT

The board of directors (the “Board”) of American Technologies Group, Inc. (the “Company”) is soliciting proxies for use at the special meeting of stockholders to be held at the offices of Durkin & Durkin, 1120 Bloomfield Avenue, West Caldwell, NJ at 10:00 a.m. New York City time on July __, 2008, and for use at any adjournments thereof. The Company refers to this meeting as the Special Meeting. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about June __, 2008.

TABLE OF CONTENTS

Page
Information About the Special Meeting	6
Voting Procedures	6
STATEMENTS REGARDING FORWARD LOOKING INFORMATION	7
Proposal One: A proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund.	8
Security Ownership of Certain Beneficial Owners and Management	21
Stockholder Proposals for the 2008 Annual Meeting	22
Delivery of Documents to Stockholders	22
Where You Can Find Additional Information About the Company	23

INFORMATION ABOUT THE SPECIAL MEETING

Voting Procedures

Holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and the Preferred stock,series A, at the close of business on June 10, 2008 (the “Record Date”) are entitled to vote at the Special Meeting. On the Record Date, there were 9,883,406 outstanding shares of Common Stock and 376,794 outstanding shares of Preferred stock, series A. Each outstanding share of Common Stock and each outstanding share of Preferred stock, series A, is entitled to one vote on each matter submitted for a vote of the stockholders at the Special Meeting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Special Meeting. Each proxy in that form that is properly signed and received prior to the Special Meeting will be voted as specified in the proxy or, if not specified, FOR the following proposal set forth in this Proxy Statement: (i) A proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund (“Laurus”).

At the time that this Proxy Statement was mailed to stockholders, the Board and management were not aware that any matter other than the matters described above would be presented for action by stockholders at the Special Meeting. If other matters are properly brought before the Special Meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons acting under the proxies.

Any stockholder who returns a proxy on the enclosed form has the right to revoke that proxy at any time before it is voted. Any stockholder who submitted a proxy by mail may change his vote or revoke his proxy by (a) filing with the Secretary of the Company a written notice of revocation or (b) timely delivering a valid, later-dated proxy. Attendance at the Special Meeting will not have the effect of revoking a proxy unless the stockholder gives written notice of revocation to the Secretary of the Company before the proxy is exercised or such stockholder votes by written ballot at the Special Meeting.

The presence in person or by properly executed proxy of holders of Capital Stock representing a majority of the votes entitled to be cast by all the holders of Capital Stock is necessary to constitute a quorum at the Special Meeting. The votes of stockholders present in person or represented by proxy at the Special Meeting will be tabulated by inspectors of election appointed by the Company.

The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not technically constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of votes cast. The inspectors of election will treat shares referred to as “broker non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In following up the original solicitation of proxies by mail, the Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send soliciting material to the beneficial owners of Capital Stock and will, upon request, reimburse them for their expenses. In addition to solicitation by mail, and without additional compensation therefor, proxies may be solicited in person or by telephone, facsimile or telegram by officers and regular employees of the Company and its subsidiaries.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Proxy Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the Sale on the Company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct.

Forward looking statements in this Proxy Statement include, but are not limited to the following:

·	Our beliefs, expectations and intentions regarding our operations after the Sale (as defined below);
·	Our expectation that the Sale will be completed after all conditions to Acquisition Agreement are satisfied or waived and that the Sale will be completed in the fourth fiscal quarter of 2008;
·	that we generally do not expect any waivers of conditions to the Purchase Agreement to be significant enough to require resolicitation of stockholders;
·	that the closing date of the transaction will be as soon as practicable after the satisfaction or waiver of all conditions to the Purchase Agreement;
·	the financial results set forth in our unaudited pro forma consolidated financial data;
·	Uncertainty as to the action(s) Laurus may take given the outstanding default.

All forward-looking statements included in this Proxy Statement are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

·	the timing of the completion of the proposed Sale may be materially delayed or the Sale may be prohibited;
·	general economic conditions or conditions in securities markets may be less favorable than anticipated;
·	retaining key personnel after the Sale may be more difficult than expected;
·	contingencies may arise of which we are not currently aware or of which we underestimated the significance;
·	our results after the Sale may depend on factors that we are not currently aware of;
·	certain delays regarding the closing of the Sale that we are currently not aware of;

Some of these factors and additional risks and uncertainties are further discussed under “Risk Factors” beginning on page 11 of this Proxy Statement. Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Our stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement or the date of any document incorporated herein by reference.

Proposal One: A proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund.

For the reasons set forth below in “Background and Purpose of the Sale,” the Company’s Board and management has determined that it is advisable and in the best interests of the Company and its stockholders to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund, which assets consist primarily of the issued and outstanding stock of two wholly owned subsidiaries of Omaha Holdings Corp. (“Sale”). Thus, on April 4, 2008, the Board approved the Sale by majority vote (Mike Luther dissented) and resolved to refer the matter to the Company’s stockholders for their approval.

At the Special Meeting, the stockholders will be asked to approve the Sale pursuant to the agreement of sale attached as Exhibit 99.1 attached to the Form 8-K filed by the Company with the SEC on April 11, 2008. If the stockholders approve the Sale, it is anticipated that the Sale will be effected as soon as practicable after the Special Meeting. If the stockholders do not approve the Sale, then the Sale will not be effected.

Vote Required for the Sale

The Sale may constitute a sale of substantially all of our assets within the meaning of the NRS. Section 78.565 of the NRS permits a Nevada corporation to sell all or substantially all of its assets if the Sale is approved by stockholders holding a majority of the shares entitled to vote thereon.

Background and Purpose of the Sale

On April 7, 2008, Company, as the owner of all of the issued and outstanding shares of Omaha Holdings Corp. ("Seller"), and NTS-WIT Holdings, LLC ("Purchaser") entered into a Stock Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which Seller agreed to sell to Purchaser all of the issued and outstanding shares of the following entities, which are wholly owned by Seller (collectively, the "Shares"): (i) North Texas Steel Company, Inc. and (ii) Whitco Poles, Inc. These Shares comprise substantially all of the assets of Seller, and the issued and outstanding shares of stock of Seller, comprise substantially all of the assets of Company.

After the Sale the Company will be without any operating assets. The Company will retain approximately $200,000 cash to be used to continue as a public entity while it seeks other business opportunities.

Purchaser is a wholly owned subsidiary of Laurus Master Fund, Ltd. ("Laurus"). As disclosed in our Quarterly Report on Form 10-QSB for the quarter ended January 31, 2008 under Form 10-QSB, the Company received a notice of default with respect to our current obligations due to Laurus and a demand for the immediate payment of all past due amounts owned to Laurus in the amount of $13,580,810. The assets of Seller are being sold to Purchaser as satisfaction in full of the demand as well as to satisfy other secured indebtedness and to reduce the remaining potential equity position of the Purchaser.

The following is a summary of material terms of the Purchase Agreement, which summary is qualified in its entirety by the more detailed provisions of the Purchase Agreement:

•
Seller shall sell to Purchaser the Shares for a purchase price equal to the then total outstanding principal amount of indebtedness owned by Company to Laurus plus all accrued and unpaid interest thereon. Simultaneously, all evidence of indebtedness owed by Company to Laurus shall be deemed paid in full and shall be cancelled. Company is also indebted to the Gryphon Master Fund L.P. in the amount of $500,000 plus accrued and unpaid interest thereon ("Gryphon Debt"), and the Gryphon Debt shall be simultaneously satisfied.

•
Warrants and options of Company issued to Laurus shall be partially terminated so that Laurus shall not own more than 25% of the issued and outstanding shares of common stock of Company on a fully diluted basis, as of the date of closing of the Sale.

•
Conditions precedent to closing include, but are not limited to, (i) completion of due diligence by Purchaser to its sole satisfaction, (ii) entry into a management agreement by and between Purchaser and a management company, CDV Capital Partners, LLC (“CDV”) (which is intended to cover one member of Company's management, its President, who is one of three members of the management company), upon terms to be negotiated between the parties to the management agreement, and (iii) approval of the Purchase Agreement by the shareholders of Company.

The purpose of the Sale is to eliminate in excess of $13.5 principal amount of indebtedness and accrued and unpaid interest thereon owed by Company to Laurus Master Fund, as well as over $800,000 of indebtedness due to Gryphon Fund for a total value of indebtedness of approximately $14.3 million as of June 1, 2008. The Company has not generated adequate revenues with which to service such debt and has no realistic independent ability to do so. Absent the Sale, it would have faced a foreclosure proceeding which would have put a further strain on otherwise very limited available financial resources. Furthermore, the Company has not been able to achieve revenues to sustain its business as a going concern, and it has been dependent on financing through loans and/or sales of common stock to sustain operations. Recently, the Company’s management determined that it could no longer continue operations without obtaining additional financing, which it has been unable to do.

By its terms, the Term B Note issued September 7, 2005 to Laurus Master Fund in the initial principal amount of $2,000,000 matured on March 6, 2007. Throughout the 2007 calendar year, the Company was able to obtain various waivers from Laurus Master Fund regarding enforcement of its remedies with regard to the matured instrument and against enforcement of cross default provisions of other indebtedness with Laurus Master Fund. More specifically, in the third quarter of 2007, the Company attempted to raise additional funds and re-structure the indebtedness due Laurus Master Fund through meetings with Laurus in July and August 2007, as well as with several potential replacement lenders. Unfortunately, no agreements were reached. Other entities also approached Laurus Master Fund regarding their debt during the time period.

As a result of the ongoing discussions, on October 30, 2007 the second waiver and extension of the Term B Note was formally granted with an indication that it would be the last. During October, November and December 2007, due diligence efforts were undertaken with Royal Bank ABL and a proposal letter agreed upon and executed. In conjunction with the extension, Laurus Master Fund was kept abreast of these efforts throughout the period. On January 4, 2008, Laurus advised that it would not agree to the transaction proposed by Royal Bank ABL. Upon further discussion throughout January 2008, the term sheet outlining the proposal, which is in essence this transaction, was received and reviewed by members of the Board and other interested parties. The company also attempted to sell the assets to satisfy the debt.

However, no resolution was reached by the end of January, and these waivers last expired on January 31, 2008 (which resulted in a Default Notice being issued to the Company). After several meetings between the Company and Laurus Master Fund, at which Laurus informed the Company that it would accept a transaction on terms substantially similar to the Sale in exchange for satisfaction of all indebtedness owed to it and Gryphon by the Company, the Company was then authorized by its Board to proceed with a term sheet circulated with regard to the Sale. During February and March 2008, the parties circulated and reviewed various due diligence materials and drafts of purchase documentation.

Therefore, at its April 2008 meeting, the Company’s Board of Directors met to discuss options. In light of the inability to either raise sufficient funds and/or sustain sufficient cash flow, combined with the acceleration demand from Laurus Master Fund, the Board determined that it had no viable alternative but to approve a sale of assets to Purchaser, as no other viable alternatives were available. Also, given the demand from Laurus Master Fund, the Board of Directors determined that the Company’s management did not have the ability to take the time necessary to attempt to secure an alternative purchaser (nor did the Board determine that this was a likely option) without risking imminent foreclosure. (Previous discussions with potential interested parties resulted in no offers.) Therefore, a majority of the members of the Company’s Board of Directors voted in favor of approving the Purchase Agreement.

If the stockholders approve the proposed transaction, the Company’s Board may effect the Sale without further vote of the stockholders, except as may be required in particular cases by the Company's organizational documents, applicable law, the rules and regulations of the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, Inc. or the rules and regulations of any securities exchange on which the Common Stock may then be listed.

The Company and its stockholders will not receive any proceeds (cash or noncash) as a result of the Sale.

The Board believes that it is in the best interests of the Company to effect the Sale.

Absence of Dissenters' Rights

No dissenters' or appraisal rights are available to our stockholders under the NRS or our articles of incorporation or bylaws in connection with the Purchase Agreement or transactions contemplated thereby.

Interests of Company Officers and Directors in the Sale

In connection with the Sale, certain of the Company’s officers and directors may have interests in the Sale that may be different or in addition to, the interests of the stockholders, namely the fact that as part of the Purchase Agreement, it is anticipated that the Purchaser shall enter into a management agreement with CDV Capital Partners, LLC, one of the principals of which is Thomas E. Durkin, III. The management and Board of Directors of the Company were aware of this additional interests and considered it when they approved the Purchase Agreement.

Regulatory Approvals. To the knowledge of the Company, no approvals by any governmental authority are required in order to complete the Acqusition Agreement.

Material United States Federal Income Tax Consequences of the Acquisition Agreement.

The transaction will not attract any tax consequences for the Company's existing stockholders.

Risk Factors

Risks Related to the Sale

We will incur certain costs in connection with the Sale, whether or not we complete it.

We expect to incur certain costs related to the Sale.  These expenses include financial advisory, legal and accounting fees and expenses, filing fees, printing expenses and other related charges. We may also incur additional unanticipated expenses in connection with the transaction.  A portion of the costs related to the Sale, such as legal and accounting fees, will be incurred regardless of whether the transaction is completed.  These expenses may affect our business operations going forward.

Mr. Thomas E. Durkin, a director and executive officer of the Company has interests in the Sale that may be different from, or in addition to, the interests of our stockholders.

Thomas E. Durkin, a director and executive officer of the Company has interests in the Sale that may be different from, or in addition to, the interests of other the Company stockholders. Mr. Durkin could be more likely to recommend a vote in favor of approval of the Sale than if he did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders.

Failure to complete the Sale could negatively impact our stock price and future business and operations.

If the Sale is not completed for any reason, we may be subject to a number of material risks, including the following:

•	we would risk imminent loss of our assets through foreclosure by Laurus Master Fund;
•	the price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects an assumption that the Sale will be completed;
•	We must pay our accrued costs related to the Sale, such as legal and accounting fees, even if the Sale is not completed;
•	We may lose our ability to fulfill our regulatory requirements to remain a public entity.

Risks Related To The Company Following the Sale

We will be left without an operating business.

Following consummation of the Sale, the Company will be left without an operating business. It is uncertain as to whether the Company will be able to initiate an alternative business plan and if it were to do so, whether it could attract sufficient capital and personnel to run the new business. As a “shell company”, the Company’s shareholders will not be able to avail themselves of shortened time periods for removal of restrictive legends from stock certificates under Rule 144. There may be other limitations imposed on the Company and its shareholders due to its status as a “shell company”.

Our Common Stock after the Sale may be affected by factors different from those affecting the price of our Common Stock prior to the Sale.

As our business prospects (if any) existing after the Sale are different from the current business of the Company, the results of operations as well as the price of Common Stock on completion of the Sale may be affected by factors different from those factors affecting us as an entity today.  After the Sale we will face additional risks and uncertainties not otherwise facing the former business of The Company.

The Board of Directors recommends voting FOR the proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund.

Selected Historical Financial Data

The following table sets forth selected historical financial data for American Technologies Group, Inc. as of the dates and for the periods indicated. The condensed consolidated balance sheet data and operations data for fiscal years 2006 through 2007 have been derived from our audited consolidated financial statements included in our filings on Form 10-KSB for each of the years presented. The condensed consolidated balance sheet data and operations data for the six months ended January 31,2008 has been derived from the unaudited consolidated financial statements included in our filing on Form 10-QSB for that period.

	SIX MONTH PERIOD ENDED JAN. 31, 2008 (UNAUDITED)	YEAR ENDED JULY 31,2007 (AUDITED)	YEAR ENDED JULY 31,2006 (AUDITED)
BALANCE SHEET
ASSETS
CASH AND EQUIV.	$1,200,463	$710,121	$2,337,540
OTHER ASSETS	16,546,725	18,050,385	16,259,946
TOTAL ASSETS	17,747,188	18,760,506	18,597,486
LIABILITIES
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	6,336,959	7,084,214	7,346,643
NOTE PAYABLE	14,080,810	8,837,572	6,303,068
OTHER LIABILITIES	3,335,250	3,263,681	1,493,475
TOTAL LIABILITIES	23,753,019	19,185,467	15,143,186
SHAREHOLDER EQUITY (DEFICIENCY)	$(6,005,831)	$(424,961)	$3,454,300

INCOME STATEMENT
NET REVENUES	$17,466,082	$32,331,044	$21,951,289
GROSS PROFIT	2,587,720	4,578,518	2,568,333
GENERAL AND ADMINISTRATIVE EXPENSE	1,824,535	3,552,541	10,832,072

OTHER INCOME (EXPENSE)
INTEREST INCOME	5,852	146,085	175,441
INTEREST EXPENSE	(627,446)	(1,548,569)	(1,416,821)
FINANCING COSTS	(5,708,961)	(3,490,754)	(7,387,808)
TOTAL OTHER INCOME (EXPENSE)	(6,330,555)	(4,893,238)	(8,629,188)
PROVISION FOR INCOME TAXES	7,500	-	-
PREFERRED DIVIDEND	6,000	12,000	161,800
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,580,870)	$(3,879,261)	$(17,054,727)
LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS, BASIC AND DILUTED	$(0.39)	$(0.26)	$(2.91)
WEIGHTED AVERAGE SHARES OUTSTANDING	14,386,166	14,723,818	5,865,969

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of American Technology’s Group, Inc. after giving effect to the sale of substantially all of the issued and outstanding shares of (i) North Texas Steel Company, Inc. and (ii) Whitco Poles, Inc. These disposition of Omaha Holdings Corp. comprise substantially all of the assets of the Company.

Set forth below are the unaudited pro forma condensed consolidated balance sheet as at January 31, 2008 assuming the transaction occurred as of January 31, 2008 and the unaudited pro forma consolidated statements of operations for the six months ended January 31, 2008 and year ended July 31, 2007, respectively, assuming the transaction occurred on the first day of each period presented.

The unaudited pro forma condensed consolidated balance sheet, statements of operations and notes of the Company, as required by Article 11 of Regulation S-X, set forth below, provide investors with information about the continuing impact of a transaction by showing how it might have affected historical financial information if the transaction had been consummated at an earlier time. Such pro forma information is designed to assist the investors in analyzing the future prospects of a company because they illustrate the possible scope of the change in a company's financial position and results of operations caused by the transaction or transactions. These pro forma statements and notes reflect the sale of all or substantially all of the issued and outstanding shares of (i) North Texas Steel Company, Inc. and (ii) Whitco Poles, Inc.

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the transaction been consummated as at January 31, 2008 or August 1, 2006, nor are they necessarily indicative of future operating results of the consolidated companies under the ownership and management of the Company. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of American Technologies Group, Inc. included in our Form 10-KSB for the year ended July 31, 2007, and Form 10-QSB for the six months ended January 31, 2008.

AMERICAN TECHNOLOGIES GROUP, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JANUARY 31, 2008

	Historical
	American Technologies Group, Inc.
	(Consolidated)	Adjustments	Proforma
Assets
Cash and Equivalents	$1,200,463	(1,000,463)	$200,000
Accounts Receivable	6,450,588	(6,450,588)	-
Inventory	3,899,880	(3,899,880)	-
Cost and Estimated Earning in Excess of Billings	338,588	(338,588)	-
Prepaid Expenses	13,726	(13,726)	-
Total Current Assets	11,903,245		200,000

Property and Equipment, net	2,453,573	(2,453,573)	-
Goodwill	3,390,370	(3,390,370)	-
Total Assets	$17,747,188		$200,000

Liabilities
Accounts Payable	$2,974,902	(2,466,323)	$508,579
Accrued Expenses	3,362,057	(2,729,177)	632,880
Billings in Excess of Costs and Estimated Earnings	3,335,250	(3,335,250)	-
Notes Payable	14,080,810	(14,080,810)	-
Total Liabilities	23,753,019		1,141,459

Stockholders’ Equity
Preferred Stock	379	-	379
Common Stock	9,701	-	9701
Common Stock to be Issued	14	-	14
Stock Subscription	6,750	-	6,750
Additional Paid-in Capital	78,562,994	-	78,562,994
Accumulated Deficit	(84,585,669)	5,064,372	(79,521,297)
Total Stockholders’ Equity (Deficit)	(6,005,831)		(941,459)

Total Liabilities and Stocholders’ Equity	$17,747,188		$200,000

AMERICAN TECHNOLOGIES GROUP, INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JANUARY 31, 2008

	Historical
	American Technologies Group, Inc.
	(Consolidated)	Adjustments	Proforma

Net Sales	$17,466,082	$(17,466,082)	$-
Cost of Sales	14,878,362	(14,878,362)	-

Gross Profit	2,587,720	(2,587,720)	-

Selling, General and Administrative Expenses	1,824,535	(1,426,155)	398,380

Operating Income (loss)	763,185	(1,161,565)	(398,380)

Other Income (expense)
Interest Income	5,852	(5,852)	-
Interest Expense	(627,446)	627,446	-
Financing Costs	(5,708,961)	5,708,961	-

Total other income (expense)	(6,330,555)	6,330,555	-

Loss Before Income Taxes	(5,567,370)	5,168,990	(398,380)

Provision for Income Taxes	7,500	(7,300)	200

Net Loss	$(5,574,870)	$5,176,290	$(398,580)

Preferred Dividend	6,000	(6,000)	-

Net Loss Attributable to Common Shareholders	$(5,580,870)	$5,182,290	$(398,580)

Loss Per Share Attributable to Common Shareholders, Basic and Diluted	$(0.39)		$(0.03)

Weighted Average Shares Outstanding	14,386,166		14,386,166

AMERICAN TECHNOLOGIES GROUP, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2007

	Historical
	American Technologies Group, Inc.
	(Consolidated)	Adjustments	Proforma
Net Sales	$32,331,044	$(32,331,044)	$-
Cost of Sales	27,752,526	(27,752,526)	-

Gross Profit	4,578,518	(4,578,518)	-

Selling, General and Administrative Expenses	3,552,541	(3,152,278)	400,263

Operating Income (loss)	1,025,977	(1,426,240)	(400,263)

Other Income (expense)
Interest Income	146,085	(146,085)	-
Interest Expense	(1,548,569)	1,548,569	-
Financing Costs	(3,490,754)	3,490,754	-

Total other income (expense)	(4,893,238)	4,893,238	-

Loss Before Income Taxes	(3,867,261)	3,466,998	(400,263)

Provision for Income Taxes	-	-	-

Net Loss	$(3,867,261)	$3,466,998	$(400,263)

Preferred Dividend	12,000	(12,000)	-

Net Loss Attributable to Common Shareholders	$(3,879,261)	$3,478,998	$(400,263)

Loss Per Share Attributable to Common Shareholders, Basic and Diluted	$(0.26)		$(0.03)

Weighted Average Shares Outstanding	14,723,818		14,723,818

AMERICAN TECHNOLOGIES GROUP, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1. Proposed Arrangement and Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been compiled for purposes of inclusion in the 14A filing relating to the sale by Omaha Holdings Corp., a wholly owned subsidiary of the Company of all or substantially all of its assets to a subsidiary of Laurus Master Fund (“Sale”).

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Company. The balance sheet of the Company as at January 31, 2008 was used in the preparation of the unaudited pro forma balance sheet as at January 31, 2008. The statement of operations of the Company for the six months ended January 31, 2008 and year ended July 31, 2007 were used in the preparation of the unaudited pro forma condensed consolidated statement of operations for the six months ended January 31, 2008 and year ended July 31, 2007 and the unaudited pro forma consolidated loss per share for the six months ended January 31, 2008 and year ended July 31, 2007.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as at January 31, 2008 has been prepared assuming that the transaction related to the arrangement occurred on January 31, 2008.

The unaudited pro forma consolidated statement of operations for the six months ended January 31, 2008 and the Year ended July 31, 2007 has been prepared assuming that the transaction related to the arrangement occurred on the first day of each period presented

AMERICAN TECHNOLOGIES GROUP, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2. Pro Forma Adjustments (Cont’d)

The following summarizes the assets purchased and liabilities assumed which comprises the overall purchase price on a pro forma basis as of January 31, 2008:

Description	Amount
Assets Purchased
Cash and Equivalents	$1,000,463
Accounts Receivable	6,603,900
Allowance for Doubtful Accounts	(153,312)
Inventory	3,899,880
Cost and Estimated Earning in Excess of Billing	338,588
Prepaid Expenses	13,726
Property and Equipment (net)	2,453,573
Goodwill	3,390,370
Total Assets Purchased	$17,547,188

Liabilities Assumed
Accoutns Payable	2,466,323
Accrued Expenses	2,729,177
Billing in Excess of Costs and Estimated Earnings	3,335,250
Notes Payable	14,080,810
Total Liabilities Assumed	$22,611,560

Liabilities Assumed in Excess of Assets Purchased	$5,064,372

3. Pro Forma Loss Per Share

The unaudited pro forma consolidated loss per share is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place as at August 1, 2006 and does not purport to be indicative of the effects that may be expected to occur in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 10, 2008, as with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

Name and address	Amount and Nature of Beneficial Ownership		Percent of Class (3)
Dr. Gary Fromm(1)	1,639,463		16.6%
Barbara Dritz Trust	628,781		6.4%
Thomas E. Durkin, III (2)	3,518,183	(5)	35.6%
Barry Ennis(4)(1)	-0-		0.0%
The Keshet Fund LP 825 Third Avenue, 14th Floor New York, New York 10022	597,471		6.0%
Luther Capital Management, LLC	1,068,961		10.8%
All executive officers and directors as a group	4,587,144		46.4%

(1)	Former officer and/or director of our company.

(2)
President of the Company. On May 27, 2008, Thomas E. Durkin, the Company's President, received, in a private transaction, 2,779,984 shares of the Common Stock of the Company owned by Charles and Patricia Matteson. In exchange for the receipt of the shares, Mr. Durkin forgave the repayment of $10,000 previously advanced by him to Patricia Matteson. Additionally, Laurus Master Funds released a mortgage previously granted to it by the Mattesons, on their personal residence, which mortgage partially secured repayment of the Term B Note issued by the Company to Laurus Master Funds. Additionally, the Mattesons exchanged mutual general releases with Mr. Durkin. There is no agreement between Mr. Durkin and Laurus Master Funds or any other party, whether verbally or in writing, as to how the shares purchased should be voted. See "Background and Purpose of the Sale" on p.11 for a description of Mr. Durkin's proposed involvement with the management of the business being sold pursuant to the Sale upon consummation thereof Thus, Mr. Durkin is likely to be inclined to utilize the acquired shares to vote in favor of the Sale.

(3)	Based on 9,883,406 shares of common stock outstanding.

(4)	President of North Texas Steel Company, Inc.

(5)	Does not include the 369,169 shares of common stock held by D&D Investments, LLC, a limited liability company of which Mr. Durkin owns 25% of the outstanding membership interests.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

If you wish to have a proposal included in the Company’s proxy statement and form of proxy for its 2009 annual meeting (should the Company have the resources to hold a 2009 Annual Meeting), the proposal must be received by the Company at its principal executive offices by a reasonable time before the Company begins to print and mail its annual meeting proxy materials, but no later than April 10, 2009. A proposal that is received after that time or that otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. Furthermore, proxies for the 2009 annual meeting will confer discretionary authority to vote against any proposal not received by the Company at its principal executive offices by a reasonable time before the Company mails its annual meeting proxy materials. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regard to the requirements of applicable securities laws. The submission of a proposal does not guarantee that it will be included in the proxy materials.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

HOUSEHOLDING INFORMATION: As permitted by the SEC’s proxy statement rules, we will deliver only one copy of this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer agent by phone at 1-503.227.2950  or by mail to Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, OR 97204, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 78 hours from receipt by the transfer agent for any such request to take effect.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company files reports, proxy and Proxy Statements and other information with the SEC. Such reports, statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Furthermore, the SEC maintains a Web site that contains reports, proxy and Proxy Statements and other information regarding the Company. The address of such Web site is http://www.sec.gov.

By Order of the Board of Directors, /s/ Thomas E. Durkin, III Thomas E. Durkin, III Secretary

June 10, 2008

PROXY
AMERICAN TECHNOLOGIES GROUP, INC.

The undersigned hereby appoints Thomas E. Durkin, III to vote for and on behalf of the undersigned at a Special Meeting of stockholders of American Technologies Group, Inc. to be held on July __, 2008, and any adjournment thereof, upon matters properly coming before the Special Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS DESCRIBED ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

SPECIAL MEETING OF STOCKHOLDERS OF
AMERICAN TECHNOLOGIES GROUP, INC.

July __, 2008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: X .

---

1.	a proposal to sell all or substantially all of the assets of Omaha Holdings Corp., a wholly owned subsidiary of Company to a subsidiary of Laurus Master Fund.

FOR ___       AGAINST ___       ABSTAIN ____

2.
Transaction of such other business as may properly come before the Special Meeting, and any adjournment thereof, as the Board of Directors in its discretion may determine. The Board is not aware of any such other matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Signature of Stockholder:
_________________________________________________

Name of Stockholder: _________________________________________________

Signature of Stockholder
(if shares are jointly held): _________________________________________________

Name of Stockholder
(if shares are jointly held): _________________________________________________

Date: _________________________________________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.